UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7699	95-1948322
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 29, 2009, Fleetwood Enterprises, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AIP RV Acquisition Company LLC, a Delaware limited liability company (the “Purchaser”).

Under the terms of the Purchase Agreement, the Purchaser agreed to purchase substantially all of the motorized recreational vehicle business assets of the Sellers (other than the Sellers’ real properties located in Riverside, California and Paxinos, Pennsylvania) for $53,000,000 in cash, less the value of certain liabilities to be assumed by the Purchaser (not to exceed $18,000,000) and subject to certain adjustments, all as specified in the Purchase Agreement.

The closing of the proposed transaction is subject to certain closing conditions and completion of the bankruptcy court approval process, each as specified in the Purchase Agreement.  The net proceeds of the transaction, after paying costs associated with the transaction, will be used to satisfy the obligations of the Company and its subsidiaries to their creditors.  The Company does not anticipate that there will be proceeds ultimately available to the Company from this transaction and other potential asset sales sufficient, after payments to creditors, to result in any distribution to the stockholders of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  On June 2, 2009, the Company issued a press release regarding the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

The Purchase Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the transaction described therein and is not intended to provide you with any other factual information or disclosure about the Company or any of its subsidiaries.  The representations and warranties and covenants contained in the Purchase Agreement were made for the purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.  Investors are not third party beneficiaries under the Purchase Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its subsidiaries.

Safe Harbor Statement:

This 8-K contains or may contain forward-looking statements, including without limitation statements regarding (i) obtaining approval of the transaction by the bankruptcy court, (ii) closing of the transaction, and (iii) the timing of these events. These forward-looking statements are subject to various risks and uncertainties, including without limitation (i) the satisfaction of conditions to closing contained in the Purchase Agreement, (ii) the continued ability of the Company to obtain financing or otherwise maintain sufficient cash flow to allow the Company to complete the transaction, (iii) the possible entry of a third party bidder into the bankruptcy process, (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Purchase

Agreement, (v) the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries following the announcement of the Purchase Agreement, and (vi) the refusal of the bankruptcy court to approve the sale.

The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Item 9.01             Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of May 29, 2009, by and between Fleetwood Enterprises, Inc. and each of its subsidiaries listed on the signature pages thereto, and AIP RV Acquisition Company LLC (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).

99.1	Press release dated June 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: June 4, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of May 29, 2009, by and between Fleetwood Enterprises, Inc. and each of its subsidiaries listed on the signature pages thereto, and AIP RV Acquisition Company LLC (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).

99.1	Press release dated June 2, 2009.